Exhibit 10.23
VOLUNTARY CANCELLATION
AGREEMENT OF
INCENTIVE STOCK OPTION AGREEMENT
ZAREBA SYSTEMS, INC.
2004 EQUITY INCENTIVE PLAN
     This Voluntary Cancellation Agreement is made effective June 30, 2008, by and between Zareba Systems, Inc., a Minnesota corporation (the “Company”), and Jeffrey S. Mathiesen (“Participant”).
WITNESSETH,
     WHEREAS, Participant and the Company are parties to an Incentive Stock Option Agreement dated on or about December 10, 2005 (the “Existing Agreement”); and
     WHEREAS, Participant wants the Company to agree to cancel the Existing Agreement and the Company is willing to do so pursuant to this Agreement.
     NOW, THEREFORE in consideration of the premises and for good and other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:
     1. Cancellation of Existing Agreement. The Existing Agreement is canceled effective as of the date of this Agreement without further obligation or liability to either the Company or Participant.
     2. No Assurances. The Company has not induced Participant to enter into this Agreement and has not indicated to Participant or assured Participant in any way that Participant’s execution of this Agreement may, will or could result in any future issuance to Participant of a right and option to purchase shares of common stock of the Company.
     3. Complete Agreement. This Agreement contains the entire understanding between the parties to it and with respect to its subject matter and supersedes all prior and contemporaneous agreements, understandings, representations, inducements or conditions, express or implied, oral or written, except as set forth in this Agreement. This Agreement may not be modified, amended or supplemented other than by an agreement in writing executed by the Company and the Participant.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date stated on the first page of this Agreement in a manner appropriate for each.

ZAREBA SYSTEMS, INC.
By	/s/ Dale A. Nordquist
Its:	Chief Executive Officer

/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen